Exhibit 23










                     CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements of Hannaford Bros. Co. and Subsidiaries on Form S-8 (File Nos. 2-77902, 2-98387, 33-1281, 33-22666, 33-31624, 33-41273, 33-60119, 33-60655, 33-60691, 333-41381,
and 333-53109) of our report dated January 21, 1999, on our audits of the consolidated financial statements of Hannaford Bros. Co. and Subsidiaries as of January 2, 1999 and January 3, 1998, and for each of the three years in the period ended January 2, 1999, which report is included in this Annual Report on Form 10-K.


s/PricewaterhouseCoopers, LLP


Portland, Maine
February 23, 1999